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p: 615.370.3663
f: 615.373.9917
w: rodefermoss.com
104 Continental Place, Suite 150
Brentwood, TN 37027

RODEFER MOSS & CO, PLLC

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation of this Registration Statement of SurgePays, Inc (the "Company") on Form S-8 to be filed March 11, 2021, of our report dated May 11, 2020, on our audit of the consolidated financial statements of the Company as of December 31, 2019 and 2018, and for the years then ended, which report was included in the Annual Report on Form 10-K filed May 11, 2020.

Rodefer Moss & Co, PLLC

Very truly yours,

Rodefer Moss & Co, PLLC

March 11, 2021